Exhibit 99.1

FTI Consulting, Inc.

777 South Flagler Drive, Suite 1500

West Palm Beach, FL 33401

+1.561.515.6078

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Reports Fourth Quarter and Full Year 2012 Results

• Record Fourth Quarter Revenues of $399.3 Million

• Fourth Quarter Adjusted EPS of $0.67 (excluding goodwill impairment charge)

• Full Year Adjusted EPS of $2.30 (excluding goodwill impairment charge)

• 2013 Guidance for Revenues of $1.63 to $1.70 Billion and Diluted EPS of $2.40 to $2.60

West Palm Beach, FL – February 28, 2013 – FTI Consulting, Inc. (NYSE: FCN), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value (the “Company”), today released its financial results for the fourth quarter and full year ended December 31, 2012.

For the quarter, revenues increased 2.2 percent to a fourth quarter record of $399.3 million. On a GAAP basis, fully diluted loss per share was ($2.15) for the quarter, including a non-cash goodwill impairment charge of $110.4 million which reduced fully diluted EPS by $2.75 per share. The impairment charge has no impact on the Company’s liquidity, cash flow, borrowing capability or operations. Adjusted earnings per share (“EPS”) were $0.67, and Adjusted EBITDA was $68.1 million, or 17.1 percent of revenues. Adjusted EPS, Adjusted EBITDA and Adjusted Segment EBITDA are non-GAAP measures defined elsewhere in this press release and are reconciled to GAAP measures in the financial tables that accompany this press release.

Commenting on these results, Jack Dunn, FTI President and Chief Executive Officer said, “Our fourth quarter results provide a promising foundation for the launch of our 31st year. We saw quarterly growth in three of our businesses and enjoyed solid operating performance and strong cash flow. December was the strongest cash collection month in our history and, coupled with the successful refinancing of our long term debt, provides us with a powerful balance sheet and financial position going forward.”

“For 2013, we will continue our focus on organic growth and cash flow. We will use our cash to continue our stock repurchase program and pursue tuck-in acquisitions where we can enhance our industry expertise, service capability or geographic scale. We see excellent prospects for our industry initiatives, particularly in Telecommunications, Media and Technology; Energy; Healthcare; Insurance; and Global Risk and Investigations. In Economic Consulting our roster of potential merger and acquisition matters is approaching the highest levels in firm history. If this is truly the harbinger of a revitalized M&A market in 2013, nothing could be better across our entire firm.”

Cash and Capital Management

Cash collections during the quarter were $461.0 million, including a record $180.5 million in December, compared to revenues in the quarter of $399.3 million. Cash and cash equivalents were $156.8 million at December 31, 2012.

In the fourth quarter, the Company repurchased 923,379 shares of its common stock for an aggregate amount of approximately $30 million or an average price of $32.51 per share. This brought total stock repurchases under the Company’s June 2012 $250 million stock repurchase program to 1,681,029 shares for approximately $50 million or an average price of $29.76 per share.

In the quarter, the Company completed a series of debt refinancing transactions which increased access to capital and extended debt maturities at lower interest rates. In July the Company also retired its 3 3/4% convertible senior subordinated notes using $73.9 million of internally generated funds reducing total outstanding debt by that amount as of December 31, 2012. At December 31, 2012 the Company had no borrowings outstanding under its $350 million senior secured bank credit facility.

Fourth Quarter Segment Results

Corporate Finance/Restructuring

Revenues in the Corporate Finance/Restructuring segment increased 13.7 percent to $123.2 million from $108.4 million last year. Revenues were driven by strong results in North America including improved realization on certain client matters, higher success fees and revenue increases from the Asia Pacific region, largely resulting from the acquisition of an Australian restructuring business. Adjusted Segment EBITDA was $28.0 million, or 22.7 percent of segment revenues, compared with $38.5 million, or 35.5 percent of segment revenues, in the prior year quarter. Adjusted Segment EBITDA for the quarter was reduced by a one-time transfer tax payment of $2.4 million related to the acquisition of the Australian restructuring business in 2012. Adjusted Segment EBITDA in the prior year quarter included a revaluation gain of $9.0 million as compared to $1.4 million in the current year quarter. Excluding revaluation gains and the $2.4 million transfer tax, Adjusted Segment EBITDA was $29.0 million compared to $29.4 million in the prior year quarter.

Economic Consulting

Revenues in the Economic Consulting segment increased 6.9 percent to $95.7 million from $89.6 million in the prior year quarter. Revenues were driven by strong activity in merger/acquisition reviews, antitrust litigation, financial economics, international arbitration and regulatory consulting engagements particularly in the energy, telecommunications and transportation industries. Adjusted Segment EBITDA was $21.5 million, or 22.4 percent of segment revenues, compared to $16.4 million, or 18.3 percent of segment revenues, in the prior year quarter reflecting operating leverage from higher demand and better realization coupled with lower variable compensation costs.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment decreased 8.2 percent to $82.6 million from $90.0 million in the prior year quarter. The segment’s global risk and investigations practice in Latin America continued to grow, while the North America region continued to face challenging markets. Adjusted Segment EBITDA was $9.8 million in the quarter, or 11.9 percent of segment revenues, compared to $16.1 million, or 17.9 percent of segment revenues, in the prior year quarter. The decrease in Adjusted Segment EBITDA margin was primarily due to reduced revenues coupled with a ramp up in hiring in the back half of the year for our Governance, Risk and Compliance; Construction Solutions; and Global Risk and Investigations initiatives.

Technology

Revenues in the Technology segment decreased 11.3 percent to $47.6 million from $53.6 million in the prior year quarter due to the winding down of certain large investigation and litigation related matters and lower pricing due to competitive factors and business mix. Adjusted Segment EBITDA was $15.5 million or 32.5 percent of segment revenues, compared to $18.6 million, or 34.8 percent of segment revenues, in the prior year quarter. The decrease in Adjusted Segment EBITDA margin reflected the impact of lower revenues, partially offset by lower research and development costs.

Strategic Communications

Revenues in the Strategic Communications segment increased 2.2 percent to $50.3 million from $49.2 million in the prior year quarter. Adjusted Segment EBITDA was $8.7 million, or 17.4 percent of segment revenues, compared to $7.5 million, or 15.3 percent of segment revenues in the prior year quarter. Among areas of growth were matters involving shareholder activism and the beginnings of capital markets activity. In addition, the segment’s expertise has proved a catalyst for our industry initiatives in energy, life sciences and government affairs. The goodwill impairment charge of $110.4 million noted above is related to prior investments made in this segment.

2013 Guidance

Based on current market conditions and the factors described above, the Company estimates that revenues for 2013 will be between $1.63 billion and $1.70 billion and diluted Adjusted EPS will be between $2.40 and $2.60. This guidance assumes no acquisitions.

Fourth Quarter Conference Call

FTI Consulting will hold a conference call for analysts and investors to discuss fourth quarter financial results at 9:00 AM Eastern Time on February 28, 2013. The call can be accessed live and will be available for replay over the Internet for 90 days by logging onto the Company’s website at www.fticonsulting.com.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With 3,915 employees located in 24 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management, strategic communications and restructuring. The Company generated $1.58 billion in revenues during fiscal year 2012. More information can be found at www.fticonsulting.com.

Use of Non-GAAP Measures

Note: We define Adjusted EBITDA as net income before income tax provision, other income (expense), depreciation, amortization of intangible assets, goodwill impairment charge and special charges. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, goodwill impairment charge and special charges. We define Adjusted Net Income and Adjusted EPS as net income and earnings per diluted share, respectively, excluding the net impact of any goodwill impairment charge, any special charges and any loss on early extinguishment of debt that were incurred in that period. Adjusted EBITDA, Adjusted Segment EBITDA, Adjusted EPS and Adjusted Net Income are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income (Loss). We believe that these measures can be useful operating performance measures for evaluating our results of operations as compared from period-to-period and as compared to our competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry. We use Adjusted EBITDA and Adjusted Segment EBITDA to evaluate and compare the operating performance of our segments. Reconciliations of GAAP to Non-GAAP financial measures are included in the accompanying tables to this press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flow in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, adverse financial, real estate or other market and general economic conditions, which could impact each of our segments differently, the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item 1A Risk Factors” in the

Company’s most recent Form 10-K and in the Company’s other filings with the Securities and Exchange Commission, including the risks set forth under “Risks Related to Our Operating Segments” and “Risks Related to Our Operations”. We are under no duty to update any of the forward looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

# # #

FTI CONSULTING, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2012 AND 2011

(in thousands, except per share data)

(unaudited)

	Year Ended
	December 31,
	2012	2011

Revenues	$1,576,871	$1,566,768

Operating expenses
Direct cost of revenues	980,532	956,908
Selling, general and administrative expense	378,016	373,295
Special charges	29,557	15,212
Acquisition-related contingent consideration	(3,064)	(6,465)
Amortization of other intangible assets	22,407	22,371
Goodwill impairment charge	110,387	—

	1,517,835	1,361,321

Operating income	59,036	205,447

Other income (expense)
Interest income and other	5,659	6,304
Interest expense	(56,731)	(58,624)
Loss on early extinguishment of debt	(4,850)	—

	(55,922)	(52,320)

Income before income tax provision	3,114	153,127

Income tax provision	40,100	49,224

Net income (loss)	$(36,986)	$103,903

Earnings (loss) per common share - basic	$(0.92)	$2.53

Weighted average common shares outstanding - basic	40,316	41,131

Earnings (loss) per common share - diluted	$(0.92)	$2.39

Weighted average common shares outstanding - diluted	40,316	43,473

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments, including tax expense (benefit) of $654 and ($1,568) in 2012 and 2011, respectively	$15,023	$(2,902)

Other comprehensive income (loss), net of tax	15,023	(2,902)

Comprehensive income (loss)	$(21,963)	$101,001

FTI CONSULTING, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2012 AND 2011

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	December 31,
	2012	2011

Revenues	$399,345	$390,713

Operating expenses
Direct cost of revenues	245,080	233,005
Selling, general and administrative expense	94,058	92,932
Special charges	—	—
Acquisition-related contingent consideration	(483)	(9,004)
Amortization of other intangible assets	5,634	5,576
Goodwill impairment charge	110,387	—

	454,676	322,509

Operating income (loss)	(55,331)	68,204

Other income (expense)
Interest income and other	1,156	895
Interest expense	(13,124)	(14,495)
Loss on early extinguishment of debt	(4,850)	—

	(16,818)	(13,600)

Income (loss) before income tax provision	(72,149)	54,604

Income tax provision	13,728	14,723

Net income (loss)	$(85,877)	$39,881

Earnings (loss) per common share - basic	$(2.15)	$1.00

Weighted average common shares outstanding - basic	39,913	39,932

Earnings (loss) per common share - diluted	$(2.15)	$0.93

Weighted average common shares outstanding - diluted	39,913	42,857

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments, including tax expense of $654 and $0 in 2012 and 2011, respectively	$403	$(3,684)

Other comprehensive income (loss), net of tax	403	(3,684)

Comprehensive income (loss)	$(85,474)	$36,197

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

					Average	Revenue-
		Adjusted			Billable	Generating
	Revenues	EBITDA (1)	Margin	Utilization	Rate	Headcount
	(in thousands)

Three Months Ended December 31, 2012
Corporate Finance/Restructuring	$123,200	$27,963	22.7%	64%	$465	836
Forensic and Litigation Consulting	82,570	9,827	11.9%	67%	$402	813
Economic Consulting	95,740	21,459	22.4%	80%	$489	474
Technology (2)	47,551	15,464	32.5%	N/M	N/M	277
Strategic Communications (2)	50,284	8,742	17.4%	N/M	N/M	593

	$399,345	83,455	20.9%			2,993

Corporate		(15,321)

Adjusted EBITDA (1)		$68,134	17.1%

Year Ended December 31, 2012
Corporate Finance/Restructuring	$459,231	$108,966	23.7%	71%	$416	836
Forensic and Litigation Consulting	343,074	52,743	15.4%	68%	$370	813
Economic Consulting	391,622	77,461	19.8%	81%	$493	474
Technology (2)	195,194	57,203	29.3%	N/M	N/M	277
Strategic Communications (2)	187,750	25,019	13.3%	N/M	N/M	593

	$1,576,871	321,392	20.4%			2,993

Corporate		(70,401)

Adjusted EBITDA (1)		$250,991	15.9%

Three Months Ended December 31, 2011
Corporate Finance/Restructuring	$108,352	$38,466	35.5%	72%	$438	692
Forensic and Litigation Consulting	89,981	16,134	17.9%	68%	$325	852
Economic Consulting	89,580	16,394	18.3%	83%	$472	433
Technology (2)	53,601	18,649	34.8%	N/M	N/M	290
Strategic Communications (2)	49,199	7,532	15.3%	N/M	N/M	582

	$390,713	97,175	24.9%			2,849

Corporate		(16,320)

Adjusted EBITDA (1)		$80,855	20.7%

Year Ended December 31, 2011
Corporate Finance/Restructuring	$427,813	$97,638	22.8%	70%	$427	692
Forensic and Litigation Consulting	365,326	69,180	18.9%	69%	$330	852
Economic Consulting	353,981	67,028	18.9%	85%	$482	433
Technology (2)	218,738	77,011	35.2%	N/M	N/M	290
Strategic Communications (2)	200,910	26,801	13.3%	N/M	N/M	582

	$1,566,768	337,658	21.6%			2,849

Corporate		(66,046)

Adjusted EBITDA (1)		$271,612	17.3%

(1)

We define Adjusted EBITDA as net income before income tax provision, other income (expense), depreciation, amortization of intangible assets, special charges and goodwill impairment charge. Amounts presented in the Adjusted EBITDA column for each segment reflect the segments’ respective Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as the segments’ share of consolidated operating income before depreciation, amortization of intangible assets, special charges and goodwill impairment charge. Although Adjusted EBITDA and Adjusted Segment EBITDA are not measures of financial condition or performance determined in accordance with generally accepted accounting principles (“GAAP”), we believe that these measures can be a useful operating performance measure for evaluating our results of operations as compared from period to period and as compared to our competitors.

Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income. See also our reconciliation of non-GAAP financial measures.

(2)

The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2012 AND 2011

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Net income (loss)	$(85,877)	$39,881	$(36,986)	$103,903
Add back:
Special charges, net of tax effect (1)		—	19,115	9,285
Goodwill impairment charge(2)	110,387		110,387	—
Loss on early extinguishment of debt, net of tax(3)	2,910	—	2,910	—

Adjusted Net Income	$27,420	$39,881	$95,426	$113,188

Earnings (loss) per common share - diluted	$(2.15)	$0.93	$(0.92)	$2.39
Add back:
Special charges, net of tax effect (1)	—	—	0.47	0.21
Goodwill impairment charge(2)	2.77	—	2.74	—
Loss on early extinguishment of debt, net of tax(3)	0.07	—	0.07	—
Impact of denominator for diluted adjusted earnings per common share(4)	(0.02)	—	(0.06)	—

Adjusted earnings per common share - diluted	$0.67	$0.93	$2.30	$2.60

Weighted average number of common shares outstanding - diluted(4)	40,990	42,857	41,578	43,473

(1)

The tax effect takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). As a result, the effective tax rates for the adjustments for the years ended December 31, 2012 and 2011 were 35.3% and 39.0%, respectively. The tax expense related to the adjustments for the years ended December 31, 2012 and 2011 were $10.4 million or $0.26 impact on adjusted earnings per diluted share and $5.9 million or $0.14 impact on diluted earnings per share, respectively.

(2)	The goodwill impairment charge is non-deductible for income tax purposes and resulted in no tax benefit for the year ended December 31, 2012.
(3)

The tax effect takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). As a result, the effective tax rate for the adjustments for the three months and year ended December 31, 2012 were 40.0%. The tax expense related to the adjustments for the three months and year ended December 31, 2012 was $1.9 million or $0.05 impact on adjusted earnings per diluted share.

(4)

For the three months and year ended December 31, 2012, the Company reported a net loss. For such periods, the basic weighted average common shares outstanding equals the diluted weighted average common shares outstanding for purposes of calculating U.S. GAAP earnings per share because potentially dilutive securities would be antidilutive. For non-GAAP purposes, the per share and share amounts presented herein reflect the impact of the inclusion of share-based awards and convertible notes that are considered dilutive based on the impact of the add backs included in Adjusted Net Income above.

RECONCILIATION OF NET INCOME (LOSS) AND OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands)

	Corporate Finance / Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total
Three Months Ended December 31, 2012

Net income (loss)							$(85,877)
Interest income and other							(1,156)
Interest expense							13,124
Income tax provision							13,728
Loss on early extinguishment of debt							4,850

Operating income (loss)	$25,482	$8,449	$20,311	$10,239	$(103,459)	$(16,353)	$(55,331)
Depreciation and amortization	896	903	732	3,239	642	1,032	7,444
Amortization of other intangible assets	1,585	475	416	1,986	1,172	—	5,634
Special charges	—	—	—	—	—	—	—
Goodwill impairment charge	—	—	—	—	110,387	—	110,387

Adjusted EBITDA (1)	$27,963	$9,827	$21,459	$15,464	$8,742	$(15,321)	$68,134

Year Ended December 31, 2012

Net income (loss)							$(36,986)
Interest income and other							(5,659)
Interest expense							56,731
Income tax provision							40,100
Loss on early extinguishment of debt							4,850

Operating income (loss)	$87,367	$39,412	$71,992	$33,642	$(97,298)	$(76,079)	59,036
Depreciation and amortization	3,424	3,715	2,863	12,501	2,555	4,546	29,604
Amortization of other intangible assets	6,239	1,944	1,615	7,946	4,663	—	22,407
Special charges	11,936	7,672	991	3,114	4,712	1,132	29,557
Goodwill impairment charge	—				110,387		110,387

Adjusted EBITDA (1)	108,966	52,743	77,461	57,203	25,019	(70,401)	250,991

Three Months Ended December 31, 2011

Net income							$39,881
Interest income and other							(895)
Interest expense							14,495
Income tax provision							14,723
Loss on early extinguishment of debt							—

Operating income	$36,153	$14,723	$15,326	$13,891	$5,615	$(17,504)	68,204
Depreciation and amortization	863	844	669	2,761	754	1,184	7,075
Amortization of other intangible assets	1,450	567	399	1,997	1,163	—	5,576
Special charges	—	—	—	—	—	—	—
Goodwill impairment charge	—	—	—	—	—	—	—

Adjusted EBITDA (1)	38,466	16,134	16,394	18,649	7,532	(16,320)	80,855

Year Ended December 31, 2011

Net income							$103,903
Interest income and other							(6,304)
Interest expense							58,624
Income tax provision							49,224
Loss on early extinguishment of debt							—

Operating income	$78,923	$62,499	$60,890	$57,917	$19,066	$(73,848)	205,447
Depreciation and amortization	3,480	3,423	2,552	11,168	2,997	4,962	28,582
Amortization of other intangible assets	5,795	2,419	1,493	7,926	4,738	—	22,371
Special charges	9,440	839	2,093	—	—	2,840	15,212
Goodwill impairment charge	—	—	—	—	—	—	—

Adjusted EBITDA (1)	97,638	69,180	67,028	77,011	26,801	(66,046)	271,612

(1)

We define Adjusted EBITDA as net income before income tax provision, other income (expense), depreciation, amortization of intangible asset, special charge, loss on extinguishment of debt and goodwill impairment charge. Amounts presented in the Adjusted EBITDA column for each segment reflect the segments’ respective Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as the segments’ share of consolidated operating income before depreciation, amortization of intangible assets, special charge and goodwill impairment charge. Although Adjusted EBITDA and Adjusted Segment EBITDA are not measures of financial condition or performance determined in accordance with generally accepted accounting principles (“GAAP”), we believe that these measures can be a useful operating performance measure for evaluating our results of operations as compared from period to period and as compared to our competitors.

Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income.

FTI CONSULTING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2012 AND 2011

(in thousands)

(unaudited)

	Year Ended
	December 31,
	2012	2011
Operating activities
Net income (loss)	$(36,986)	$103,903

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	33,919	28,582
Amortization and impairment of other intangible assets	22,586	22,371
Goodwill impairment charge	110,387	—
Acquisition-related contingent consideration	(3,064)	(6,465)
Provision for doubtful accounts	14,179	12,586
Non-cash share-based compensation	29,361	37,352
Excess tax benefits from share-based compensation	(515)	(1,597)
Non-cash interest expense and loss on extinguishment of debt	9,824	8,439
Other	27	(471)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(3,691)	(94,178)
Notes receivable	(25,730)	(3,781)
Prepaid expenses and other assets	(1,895)	3,933
Accounts payable, accrued expenses and other	(12,458)	11,472
Income taxes	(6,816)	22,227
Accrued compensation	(21,074)	38,073
Billings in excess of services provided	12,134	(8,618)

Net cash provided by operating activities	120,188	173,828

Investing activities
Payments for acquisition of businesses, net of cash received	(62,893)	(62,346)
Purchases of property and equipment	(27,759)	(31,091)
Other	246	(211)

Net cash used in investing activities	(90,406)	(93,648)

Financing activities
Borrowings under revolving line of credit	75,000	25,000
Payments of revolving line of credit	(75,000)	(25,000)
Payments of long-term debt and capital lease obligations	(377,859)	(6,994)
Issuance of debt securities, net	292,608	—
Payments of debt financing fees	(2,848)	—
Cash received for settlement of interest rate swaps	—	5,596
Purchase and retirement of common stock	(50,032)	(209,400)
Net issuance of common stock under equity compensation plans	1,598	11,109
Excess tax benefit from share-based compensation	515	1,597
Other	(2,228)	(637)

Net cash used in financing activities	(138,246)	(198,729)

Effect of exchange rate changes on cash and cash equivalents	826	(1,598)

Net decrease in cash and cash equivalents	(107,638)	(120,147)
Cash and cash equivalents, beginning of period	264,423	384,570

Cash and cash equivalents, end of period	$156,785	$264,423

FTI CONSULTING, INC.

CONSOLIDATED BALANCE SHEETS

AT DECEMBER 31, 2012 AND DECEMBER 31, 2011

(in thousands, except per share amounts)

	December 31,	December 31,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$156,785	$264,423
Restricted cash	1,190	10,213
Accounts receivable:
Billed receivables	314,491	335,758
Unbilled receivables	208,797	173,440
Allowance for doubtful accounts and unbilled services	(94,048)	(80,096)

Accounts receivable, net	429,240	429,102
Current portion of notes receivable	33,194	26,687
Prepaid expenses and other current assets	50,351	40,529
Current portion of deferred tax assets	3,615	—

Total current assets	674,375	770,954
Property and equipment, net of accumulated depreciation	68,192	74,448
Goodwill	1,260,035	1,309,358
Other intangible assets, net of amortization	104,181	118,889
Notes receivable, net of current portion	101,623	81,748
Other assets	67,046	55,687

Total assets	$2,275,452	$2,411,084

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$98,109	$132,773
Accrued compensation	168,392	180,366
Current portion of long-term debt and capital lease obligations	6,021	153,381
Billings in excess of services provided	31,675	19,063
Deferred income taxes	—	12,254

Total current liabilities	304,197	497,837
Long-term debt and capital lease obligations, net of current portion	717,024	643,579
Deferred income taxes	105,751	88,071
Other liabilities	80,248	75,395

Total liabilities	1,207,220	1,304,882

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized - 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized - 75,000; shares issued and outstanding - 40,775 (2012) and 41,484 (2011)	408	415
Additional paid-in capital	367,978	383,978
Retained earnings	741,215	778,201
Accumulated other comprehensive loss	(41,369)	(56,392)

Total stockholders’ equity	1,068,232	1,106,202

Total liabilities and stockholders’ equity	$2,275,452	$2,411,084